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                                                           Ex 99.5(e)


                  INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY
                               AND SERVICE AGREEMENT


   THIS AGREEMENT is entered into this ____ day of _____, 1997 by and between RCM Equity Funds, Inc. (the "Company"), on behalf of RCM Kleinwort Benson Emerging Markets Fund, a series of the Company (the "Fund"), and RCM Capital Management, L.L.C. (the "Investment Manager").

1.        APPOINTMENT AND ACCEPTANCE OF APPOINTMENT OF THE INVESTMENT MANAGER

          Subject to express provisions and limitations set forth in the Company's Articles of Incorporation, Bylaws, Form N-lA Registration Statement under the Investment Company Act of 1940, as amended (the
     "1940 Act") and under the Securities Act of 1933, as amended (the "1933 Act"), and the Fund's prospectus as in use from time to time, as well as to the factors affecting the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended, the Company hereby grants to the Investment Manager and the Investment Manager hereby accepts full discretionary authority to manage the investment and reinvestment of the cash, securities, and other assets of the Fund (the "Portfolio"), any proceeds thereof, and any additions thereto, in the Investment Manager's discretion. In the performance of its duties hereunder, the Investment Manager shall further be bound by any and all determinations by the Board of Directors of the Company relating to the investment objectives, policies or restrictions of the Fund, which determinations shall be communicated in writing to the Investment Manager. For all purposes herein, the Investment Manager shall be deemed an independent contractor of the Company.

2.        POWERS OF THE INVESTMENT MANAGER

          Subject to the limitations provided in Section 1 hereof, the Investment Manager is empowered hereby, through any of its principals or appropriate employees, for the benefit of the Fund:

          (a) to invest and reinvest in shares, stocks, bonds, notes and other obligations of every description issued or incurred by governmental bodies, corporations, mutual funds, trusts, associations or firms, in trade acceptances and other commercial paper, and in loans and deposits at interest on call or on time, whether or not secured by collateral;

          (b) to purchase and sell commodities or commodities contracts and investments in put, call, straddle, or spread options;

          (c) to enter into forward, future, or swap contracts with respect to the purchase and sale of securities, currencies, commodities, and commodities contracts;

          (d) to lend its portfolio securities to brokers, dealers and other financial institutions;


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          (e)  to buy, sell, or exercise options, rights and warrants to subscribe for stock or securities;

          (f) to engage in any other types of investment transactions described in the Fund's Prospectus and Statement of Additional Information;

          (g) to take such other action, or to direct the Fund's custodian (the "Custodian") to take such other action, as may be necessary or desirable to carry out the purpose and intent of the foregoing;

          (h) to vote proxies solicited by or with respect to the issuers of securities in which Portfolio assets are invested as of the record date for voting such proxies ("Proxies"); and

          (i) to engage Kleinwort Benson Investment Management Americas Inc. ("KBIMA") or, subject to, among other things, the approval of a majority of the Board of Directors of the Company who are not interested persons (as defined in the 1940 Act) and a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, any other affiliate of the Investment Manager, as the subadviser to the Fund (the "Subadviser") and, in connection therewith, to authorize the Subadviser to do any and all of the foregoing in the Subadviser's sole discretion, subject to the supervision of the Investment Manager.

3.        EXECUTION OF PORTFOLIO TRANSACTIONS

          (a) The Investment Manager shall maintain adequate facilities and qualified personnel for the placement of, and shall place orders for, the purchase or other acquisition, and sale or other disposition, of portfolio securities or other portfolio assets for the Fund.

          (b) Unless otherwise specified in writing to the Investment Manager by the Fund, all orders for the purchase and sale of securities for the Portfolio shall be placed in such markets and through such brokers as in the best judgment of the Investment Manager or KBIMA shall offer the most favorable price and market for the execution of each transaction; provided, however, that, subject to the above, the Investment Manager or KBIMA may place orders with brokerage firms that have sold shares of the Fund or that furnish statistical and other information to the Investment Manager or KBIMA, taking into account the value and quality of the brokerage services of such firms, including the availability and quality of such statistical and other information. Receipt by the Investment Manager or KBIMA of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Investment Manager pursuant to Section 6 hereof and Appendix A hereto.

          (c) the Fund understands and agrees that the Investment Manager or KBIMA may effect securities transactions which cause the Fund to pay an amount of commission in excess of the amount of commission another broker would have charged, provided, however, that the Investment Manager or KBIMA determines in good faith that such amount of commission is reasonable in relation to the value of Fund share transactions, statistical, brokerage and other services provided by such broker, viewed in terms of either the specific


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     transaction or the Investment Manager's or KBIMA'S overall responsibilities to the Fund and other clients for which the Investment Manager or KBIMA exercises investment discretion. The Fund also understands that the receipt and use of such services will not reduce the Investment Manager's or KBIMA's customary and normal research activities.

          (d)  The Fund understands and agrees that:

               (i) the Investment Manager and KBIMA perform investment management services for various clients and that the Investment Manager or KBIMA may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Portfolio, so long as it is the Investment Manager's or KBIMA's policy, to the extent practical, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients;

               (ii) the Investment Manager or KBIMA shall have no obligation to purchase or sell for the Portfolio any security which the Investment Manager or KBIMA, or its principals or employees, may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of the Investment Manager or KBIMA such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio;

               (iii) on occasions when the Investment Manager or KBIMA deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Investment Manager or KBIMA, the Investment Manager or KBIMA, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased when the Investment Manager or KBIMA believes that to do so will be in the best interests of the Fund. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Investment Manager or KBIMA in the manner the Investment Manager or KBIMA considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients;

               (iv) neither the Investment Manager nor KBIMA prohibits any of its principals or employees from purchasing or selling for their own accounts securities that may be recommended to or held by the Investment Manager's or KBIMA's clients, subject to the provisions of the Investment Manager's or KBIMA's Code of Ethics and that of the Company;

               (v) each of the Investment Manager and KBIMA is a subsidiary of Dresdner Bank AG. Subject to the terms of this paragraph 4, the Fund hereby authorizes each of the Investment Manager and KBIMA, as the case may be, to execute brokerage transactions for the Portfolio through any direct or indirect subsidiary of Dresdner Bank AG, including, but not limited to, Dresdner Kleinwort Benson North America LLC (collectively "Affiliated Brokers"). The Fund understands and agrees that neither the Investment Manager nor KBIMA will execute trades through an Affiliated Broker unless such trades are agency trades, and that the Investment Manager or KBIMA, as the case may be, will not execute any trades through an Affiliated Broker when that Affiliated Broker is acting in a principal,


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     or dealer, capacity. This authorization may be revoked at any time by written notice to the Investment Manager; and

               (vi) in certain instances trades executed through an Affiliated Broker may involve "agency cross transactions" within the meaning of Rule 206(3)-2 under the Investment Advisers Act of 1940. For purposes of this paragraph, "agency cross transactions" are trades in which an Affiliated Broker may act as broker for both the Portfolio and the counterparty on the other side of the transaction. The Fund understands and agrees that, when an agency cross transaction occurs, an Affiliated Broker may receive compensation in the form of a commission from both the Portfolio and the counterparty. The Fund hereby authorizes each of the Investment Adviser and KBIMA to engage in agency cross transactions through an Affiliated Broker. This authorization may be revoked at any time by written notice to the Investment Adviser.

4.        ALLOCATION OF EXPENSES OF THE COMPANY AND THE FUND

          (a) The Investment Manager will bear all expenses related to salaries of its employees and to the Investment Manager's overhead in connection with its duties under this Agreement. The Investment Manager also will pay all fees and salaries of the Company's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Investment Manager.

          (b) Except for the expenses specifically assumed by the Investment Manager, the Fund will pay all of its expenses, including, without limitation, fees and expenses of the directors and officers not affiliated with the Investment Manager attributable to the Fund; fees of the Investment Manager; fees of the Fund's administrator, custodian and subcustodians for all services to the Fund (including safekeeping of funds and securities and maintaining required books and accounts); transfer agent, registrar and dividend reinvestment and disbursing agent charges; taxes; charges and expenses of the Fund's legal counsel and independent accountants; charges and expenses of legal counsel provided to the non-interested directors of the Company relating to the Fund; expenses of repurchasing shares of the Fund; expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements and reports to governmental agencies; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, or effecting purchases or sales of portfolio securities or registering privately issued portfolio securities; expenses of calculating and publishing the net asset value of the Fund's shares; expenses of membership in investment company associations; premiums and other costs associated with the acquisition of a mutual fund directors and officers errors and omissions liability insurance policy; expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meetings; and SEC and state blue sky registration fees.

          (c) The expenses borne by the Fund pursuant to Section 4(b) shall include the Fund's proportionate share of any such expenses of the Company, which shall be allocated among the Fund and the other series of the Company on such basis as the Company shall deem appropriate.


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5.        UNDERTAKINGS

          (a)  The Investment Manager agrees:

               (i) to furnish the Company with quarterly statements of the Portfolio, valued, for each security listed on any national securities exchange at the last quoted sale price on the valuation date reported on the composite tape or, in the case of securities not so reported, by the principal exchange on which the security is traded, and for any other security or asset in a manner determined in good faith by the Investment Manager to reflect its fair market value;

               (ii) to furnish statements to the Company evidencing any purchases and sales for the Portfolio as soon as practicable after such transactions have taken place;

               (iii) to maintain strict confidence in regard to the Portfolio;

               (iv) to provide to the Company upon request a written report with respect to the voting of Proxies by the Investment Manager or KBIMA on behalf of the Fund. The Investment Manager shall provide such additional reports to the Company concerning the voting of Proxies on behalf of the Fund as shall be reasonably requested; and

               (v) to indemnify the Fund against any losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement of any material fact contained in any registration statement, prospectus, proxy statement, report or other document, or any amendment or supplement thereto, or arising out of or based upon any omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished by the Investment Manager to the Company specifically for use in the preparation thereof.

          (b)  The Company agrees:

               (i) to advise the Investment Manager of the investment objectives, policies and restrictions of the Fund and of any changes or modifications thereto and to notify the Investment Manager promptly of any other changes in the Portfolio of which the Investment Manager would not otherwise have knowledge;

               (ii) to advise the Investment Manager of any specific investment restrictions applicable to the Portfolio and to give the Investment Manager promptly written notice of any investments made for the Portfolio that the Company deems to be in violation of such objectives or restrictions;

               (iii) to maintain in strict confidence and for use only with respect to the Portfolio all investment advice given by the Investment Manager or KBIMA;

               (iv) to take all actions necessary to effect delivery of Proxy solicitations to the Investment Manager in a timely manner, including, but not limited to, effecting delivery of


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     any Proxy solicitation received by a third party who may hold securities on behalf of the Fund, and to verify, or to cause such third party to verify, at such time, that the number of shares of an issuer's securities indicated in a Proxy solicitation equals the number of shares of such issuer's securities held by or for the benefit of the Fund as of the record date for voting the Proxies; and

               (v) not to hold the Investment Manager, and any of its directors, officers and employees, liable, under any circumstances for any error of judgment or other action taken or omitted by the Investment Manager or the Subadviser in the good faith exercise of their powers hereunder or arising out of an act or omission of the Custodian, or of any broker-dealer or agent selected by the Investment Manager or KBIMA in good faith and in a commercially reasonable manner, excepting matters as to which the Investment Manager or KBIMA shall be finally adjudged to have been guilty of willful misfeasance, bad faith, gross negligence, reckless disregard of duty or breach of fiduciary duty involving personal misconduct (all as defined in the 1940 Act). The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any federal and state securities laws.

6.        COMPENSATION OF THE INVESTMENT MANAGER

          (a) In consideration of the services performed by the Investment Manager hereunder, the Fund will pay or cause to be paid to the Investment Manager, as they become due and payable, management fees determined in accordance with the attached Schedule of Fees (Appendix A). In the event of termination, any management fees paid in advance pursuant to such fee schedule will be prorated as of the date of termination and the unearned portion thereof will be returned to the Fund.

          (b) The net asset value of the Fund's portfolio used in fee calculations shall be determined in the manner set forth in the Articles of Incorporation and Bylaws of the Company and the Fund's prospectus as of the close of regular trading on the New York Stock Exchange on each business day the New York Stock Exchange is open.

          (c) The Company hereby authorizes the Investment Manager to charge the Portfolio for the full amount of fees as they become due and payable in accordance with the attached Schedule of Fees; provided, however, that a copy of a fee statement covering said payment shall be sent to the Custodian and to the Company.

          (d) The Investment Manager may from time to time voluntarily agree to limit the aggregate operating expenses of the Fund for one or more fiscal periods of the Company, as set forth in Appendix A hereto or in any other written agreement with the Company. If in any such fiscal period the aggregate operating expenses of the Fund (as defined in Appendix A or such other written agreement) exceed the applicable percentage of the average daily net assets of the Fund for such fiscal period, the Investment Manager shall reimburse the Fund for such excess operating expenses. Such operating expense reimbursement, if any, shall be


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     estimated, reconciled and paid on a quarterly basis, or such more frequent basis as the Investment Manager may agree in writing. Any such reimbursement of the Fund shall be repaid to the Investment Manager by the Fund, without interest, at such later time or times as it may be repaid without causing the aggregate operating expenses of the Fund to exceed the applicable percentage of the average daily net assets of the Fund for the period in which it is repaid; provided, however, that upon termination of this Agreement, the Fund shall have no further obligation to repay any such reimbursements.

7.        SERVICE TO OTHER CLIENTS

          Nothing contained in this Agreement shall be construed to prohibit the Investment Manager from performing investment advisory, management, distribution or other services for other investment companies and other persons, trusts or companies, or to prohibit affiliates of the Investment Manager from engaging in such businesses or in other related or unrelated businesses.

8.        STANDARD OF CARE

          The Investment Manager shall have no liability to the Fund, or its stockholders, for any error of judgment, mistake of law, loss arising out of any investment, or other act or omission in the performance of its obligations to the Fund not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Investment Manager may have under any federal securities laws.

9.        DURATION OF AGREEMENT

          This Agreement shall continue in effect until the close of business on _____ __, 1999. This Agreement may thereafter be renewed from year to year by mutual consent, provided that such renewal shall be specifically approved at least annually by (i) the Board of Directors of the Company, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, and (ii) a majority of those directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

10.       TERMINATION

          This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Company or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Investment Manager, or by the Investment Manager on like notice to the Company. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).


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11.       REPORTS, BOOKS AND RECORDS

          The Investment Manager shall render to the Board of Directors of the Company such periodic and other reports as the Board may from time to time reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Manager hereby agrees that all records which it maintains for the Company are property of the Company. The Investment Manager shall surrender promptly to the Company any of such records upon the Company's request, and shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

12.       REPRESENTATIONS AND WARRANTIES

          The Investment Manager represents and warrants to the Company that the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940. During the term of this Agreement, the Investment Manager shall notify the Company of any change in the members of the Investment Manager within a reasonable time after such change. The Company represents and warrants to the Investment Manager that the Company is registered as an open-end management investment company under the 1940 Act. Each party further represents and warrants to the other that this Agreement has been duly authorized by such party and constitutes the legal, valid and binding obligation of such party in accordance with its terms.

13.       AMENDMENT OF THIS AGREEMENT

          No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14.       MISCELLANEOUS

               (a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of California (without regard to the principles of conflicts thereof) and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

               (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, whether written or oral, between them.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

RCM CAPITAL MANAGEMENT, L.L.C.              RCM EQUITY FUNDS, INC.
                                               ON BEHALF OF
                                               RCM KLEINWORT BENSON
                                               EMERGING MARKETS FUND


By:  ______________________________    By:  ______________________________
     Name:                                  Name:
     Title:                                 Title:


ATTEST:                                ATTEST:

By:  ______________________________    By:  ______________________________


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

                                   APPENDIX A
                 INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
                              AND SERVICE AGREEMENT
                      BETWEEN RCM CAPITAL MANAGEMENT, L.L.C.
                            AND RCM EQUITY FUNDS, INC.
                                SCHEDULE OF FEES
                   FOR RCM KLEINWORT BENSON EMERGING MARKETS FUND


Effective Date:  _____ __, 1997

The Fund will pay a monthly fee to the Investment Manager based on the average daily net assets of the Fund, at the annualized rate of 1.00% of the value of the Fund's average daily net assets.

    VALUE OF SECURITIES AND CASH OF FUND                  FEE
    ------------------------------------                  ---

    On all sums                                      1.00% annually

For the fiscal year ending December 31, 1997, and for each fiscal period thereafter as may be agreed upon between the Investment Manager and the Fund, the Investment Manager shall reimburse the Fund to the extent that the operating expenses of the Fund (as hereinafter defined) exceed 1.50% of the average daily net assets of the Fund. For this purpose, the "operating expenses" of the Fund shall be deemed to include all ordinary operating expenses other than interest, taxes and extraordinary expenses.

Dated:  _____ __, 1997

RCM CAPITAL MANAGEMENT, L.L.C.              RCM EQUITY FUNDS, INC.
                                               ON BEHALF OF
                                               RCM KLEINWORT BENSON
                                               EMERGING MARKETS FUND


By:  ______________________________    By:  ______________________________
     Name:                                  Name:
     Title:                                 Title:


ATTEST:                                ATTEST:

By:  ______________________________    By:  ______________________________


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